UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 30, 2012

EXCEL TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34698	27-1493212
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(Address of Principal Executive Offices, Including Zip Code)

(858) 613-1800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the issuance by Excel Trust, Inc., a Maryland corporation (the “Company”), of 3,680,000 shares of its 8.125% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), on January 31, 2012, and the concurrent issuance by Excel Trust, L.P., a Delaware limited partnership (the “Operating Partnership”), to the Company of 3,680,000 8.125% Series B Cumulative Redeemable Preferred Partnership Units (the “Series B Preferred Units”), the Company entered into a second amended and restated agreement of limited partnership of the Operating Partnership (the “Partnership Agreement”). The Series B Preferred Units have substantially similar rights, preferences and privileges as the 3,680,000 shares of Series B Preferred Stock.

The Partnership Agreement, dated as of January 31, 2012, is attached as Exhibit 10.1 hereto and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Item 3.03	Material Modifications to Rights of Security Holders.

On January 30, 2012, the Company filed Articles Supplementary with the Maryland State Department of Assessments and Taxation designating the powers, preferences and privileges of the Series B Preferred Stock (the “Articles Supplementary”). The following is a summary description of the powers, preferences and privileges of the holders of shares of the Series B Preferred Stock and the general effect of the issuance of such shares on the Company’s other classes of securities.

The Series B Preferred Stock ranks, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, senior to the Company’s common stock, par value $0.01 per share (“Common Stock”), and on parity with the Company’s 7.00% Series A Cumulative Convertible Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”).

If the Company is liquidated, dissolved or wound up, holders of shares of the Series B Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus any accrued and unpaid dividends up to, but excluding, the date of payment, before any payments are made to the holders of Common Stock or holders of other shares of the Company ranking junior to the Series B Preferred Stock as to liquidation rights. The rights of the holders of shares of the Series B Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of each other series or class of the Company’s capital stock ranking on parity with the Series B Preferred Stock as to liquidation, including the Series A Preferred Stock.

The Company may not redeem the Series B Preferred Stock prior to January 31, 2017, except upon the occurrence of a Change in Control (as defined below) and in limited circumstances relating to the Company’s continuing qualification as a real estate investment trust for federal income tax purposes. At any time on and after January 31, 2017, the Company may, at its option, redeem the Series B Preferred Stock, in whole or from time to time in part, by paying $25.00 per share, plus any accrued and unpaid dividends up to, but not including, the date fixed for redemption.

Upon the occurrence of a Change of Control, each holder of the Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined below), the Company has provided or provides notice of its election to redeem the Series B Preferred Stock) to convert some or all of the shares of Series B Preferred Stock (the “Change of Control Conversion Right”) held by such holder on the Change of Control Conversion Date into a number of shares of Common Stock (or equivalent value of alternative consideration) per share of Series B Preferred Stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (1) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (2) the Common Stock Price (as defined below); and

•	4.1701 (i.e., the Share Cap), subject to certain adjustments.

If, prior to the Change of Control Conversion Date, the Company has provided or provides a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption right, holders of the Series B Preferred Stock will not have any right to convert the Series B Preferred Stock in connection with the Change of Control Conversion Right and any Series B Preferred Stock subsequently selected for redemption that has been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

A “Change of Control” is when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE Amex Equities (the “NYSE Amex”) or the NASDAQ Stock Market (“NASDAQ”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

The “Change of Control Conversion Date” is the date the Series B Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Company provides the required notice of the occurrence of a Change of Control to the holders of the Series B Preferred Stock.

The “Common Stock Price” will be: (1) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash; and (2) the average of the closing prices for the Common Stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of

Control, if the consideration to be received in the Change of Control by the holders of Common Stock is other than solely cash.

Holders of shares of the Series B Preferred Stock will generally not have any voting rights. However, if the Company is in arrears on dividends on the Series B Preferred Stock for six or more quarterly periods, whether or not consecutive, holders of shares of the Series B Preferred Stock (voting together as a class with the holders of all other classes or series of preferred stock ranking on parity with the Series B Preferred Stock and upon which like voting rights have been conferred, including the Series A Preferred Stock) will be entitled to vote at a special meeting called by at least 20% of such holders or at the Company’s next annual meeting and each subsequent annual meeting of stockholders, for the election of two additional directors to serve on the Company’s board of directors until all unpaid dividends with respect to the Series B Preferred Stock have been paid or declared and a sum sufficient for the payment thereof has been set aside for payment.

In addition, the Company may not make certain material and adverse changes to the terms of the Series B Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock together with the holders of all other shares of any class or series of preferred stock ranking on parity with the Series B Preferred Stock that are entitled to similar voting rights (including the Series A Preferred Stock); provided that, if any such change materially and adversely affects the Series B Preferred Stock disproportionately relative to other series of preferred stock on parity with the Series B Preferred Stock, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock is required.

The foregoing description of the Articles Supplementary is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles Supplementary, which are attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation; Change in Fiscal Year.

On January 30, 2012, the Company filed Articles Supplementary with the Maryland State Department of Assessments and Taxation designating the powers, preferences and privileges of the Series B Preferred Stock. A summary of the powers, preferences and privileges of the Series B Preferred Stock is disclosed in Item 3.03 of this Current Report on Form 8-K. The Articles Supplementary are attached as Exhibit 3.1 hereto and incorporated herein by reference. A specimen certificate for the Series B Preferred Stock is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description of Exhibit
3.1	Articles Supplementary Classifying 8.125% Series B Cumulative Redeemable Preferred Stock of Excel Trust, Inc.

4.1	Specimen Certificate for 8.125% Series B Cumulative Redeemable Preferred Stock of Excel Trust, Inc.

10.1	Second Amended and Restated Agreement of Limited Partnership of Excel Trust, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2012	Excel Trust, Inc.

	By:	/s/ James Y. Nakagawa
James Y. Nakagawa
Chief Financial Officer

EXHIBITS

Exhibit	Description of Exhibit
3.1	Articles Supplementary Classifying 8.125% Series B Cumulative Redeemable Preferred Stock of Excel Trust, Inc.

4.1	Specimen Certificate for 8.125% Series B Cumulative Redeemable Preferred Stock of Excel Trust, Inc.

10.1	Second Amended and Restated Agreement of Limited Partnership of Excel Trust, L.P.